Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC, Kevin Williams and Larry Chachkes

Address:        c/o First New York Securities, LLC
                850 Third Avenue, 8th Floor
                New York, New York 10022

Designated Filer:                       Joseph Edelman

Issuer and Ticker Symbol:               Miravant Medical Technologies (MRVT)

Date of Event requiring Statement:      May 4, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC, Kevin Williams and Larry Chachkes are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Miravant Medical Technologies.

PERCEPTIVE LIFE SCIENCES                   PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its
      investment advisor


By: /s/ Joseph Edelman                     By: /s/ Joseph Edelman
    ---------------------------------          ---------------------------------
Name:  Joseph Edelman                      Name:  Joseph Edelman
Title: Managing Member                     Title: Managing Member


/s/ Kevin Williams                         /s/ Larry Chachkes
---------------------------------          ---------------------------------
Kevin Williams                             Larry Chachkes


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